EXHIBIT 99.1

Peraso Announces Fourth Quarter and Full Year 2022 Results

Fourth Quarter Product Revenue Increased 25% Sequentially and Over 100% Year-over-Year

Total Revenue for the Full Year Increased 160% Year-over-Year

SAN JOSE, Calif., March 22, 2023 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a leader in mmWave technology, today announced financial results for the fourth quarter and full year ended December 31, 2022.

Management Commentary

“We delivered another consecutive quarter of strong year-over-year growth to complete our first full year of combined operations,” stated Ron Glibbery, CEO of Peraso. “Throughout the year, we continued to build upon Peraso’s leadership position in the mmWave fixed wireless access (FWA) market. Also contributing to our robust growth during 2022 was sustained demand and increased shipments of our memory IC products. The year was further highlighted by the introduction of our PERSPECTUS family of integrated 60GHz solutions that provide unique point-to-multipoint capability, as well as multi-gigabit connectivity. Customer adoption and orders for our mmWave solutions have continued to expand with the momentum of FWA, which according to industry reports now accounts for a majority of the net broadband subscription additions in the U.S. We have also received very positive feedback and cultivated new prospective customer engagements for our dual-band 5G mmWave beamformer solution, which we introduced to the market mid-year.

“Looking ahead, we remain encouraged by the expanding growth opportunities in the FWA market, both domestically and abroad, while also acknowledging the broader macroeconomic conditions. In order to prudently manage expenses and preserve cash during this uncertain environment, we recently implemented cost reduction initiatives to optimize our allocation of resources and prioritize near-term opportunities with the highest potential ROI. We anticipate these actions to streamline our organization, reduce operating expenses by approximately $5.0 million annually and position the Company to achieve improved operating results, as we continue to drive top-line growth over the coming year.”

Fourth Quarter 2022 Financial Results

Total net revenue for the fourth quarter of 2022 was $3.9 million, compared with $3.3 million in the prior quarter and $1.9 million in the same quarter a year ago. Product revenue for the fourth quarter of 2022 was $3.8 million, compared with $3.1 million in the prior quarter and $1.9 million in the same quarter a year ago. The sequential increase in revenue was primarily attributable to increased shipments of the Company’s mmWave and memory ICs, and the year-over-year growth in revenue mainly reflected increased shipments of memory IC products.

GAAP gross margin for the fourth quarter of 2022 was 44.2%, compared with 39.3% in the prior quarter and 30.4% in the same quarter a year ago. On a non-GAAP basis, gross margin for the fourth quarter of 2022 was 53.4%, compared with 50.2% in the prior quarter and 30.4% in the same quarter a year ago. The sequential and year-over-year improvement in gross margin for the fourth quarter was primarily the result of increased shipments of the Company’s memory IC products. The fourth quarter of 2021 included two weeks of revenue contribution from memory products following the closing of the business combination with MoSys, Inc. in December 2021, as compared with a full quarter of contribution for 2022.

Total operating expenses on a GAAP basis for the fourth quarter of 2022 were $16.2 million, which included a $9.9 million goodwill impairment charge. This compared with operating expenses in the prior quarter of $5.3 million, which included a $2.6 million reduction for a gain related to a license and asset sale, and $5.3 million in the fourth quarter of 2021. Operating expenses on a non-GAAP basis for the fourth quarter of 2022, which exclude stock-based compensation expenses, amortization of intangible assets, and the aforementioned goodwill impairment charge, were $4.8 million, compared with $3.7 million in the prior quarter and $3.7 million in the same quarter a year ago.

GAAP net loss for the fourth quarter of 2022 was $14.6 million, or ($0.71) per share, compared with a net loss of $4.0 million, or ($0.20) per share, in the prior quarter and net income of $2.5 million, or $0.28 per diluted share, in the fourth quarter 0f 2021.

Non-GAAP net loss for the fourth quarter of 2022 was $2.8 million, or ($0.13) per share, compared with a net loss of $2.0 million, or ($0.10) per share, in the prior quarter and a net loss of $3.9 million, or ($0.51) per share, in the fourth quarter of 2021. Adjusted EBITDA for the fourth quarter of 2022 was negative $2.5 million, compared with a negative $1.8 million in the prior quarter and a negative $2.8 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net income (loss) to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Full Year 2022 Financial Results

Total net revenue for 2022 was $14.9 million compared to $5.7 million in the prior year, which included only two weeks of revenue contribution from memory products. Product revenue in 2022 was $14.2 million, compared with $4.9 million in 2021. The year-over-year growth in total net revenue and product revenue were primarily attributable to increased shipments of mmWave antenna product solutions and a full year of revenue contribution from memory products.

GAAP gross margin for 2022 was 40.0%, compared with 42.4% for 2021. On a non-GAAP basis, gross margin for 2022 was 49.7%, compared with the same 42.4% for 2021, which reflected no non-GAAP adjustments. The increase in non-GAAP gross margin was primarily the result of increased shipments of the Company’s memory IC products.

Total operating expenses on a GAAP basis for 2022 were $38.3 million, compared with operating expenses of $18.5 million for 2021. Total non-GAAP operating expenses for 2022, excluding stock-based compensation expenses, amortization of intangible assets, and the impairment charge, were $22.0 million, compared with $12.3 million in 2021. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

GAAP net loss for 2022 was $32.4 million, or ($1.61) per share, compared with net loss of $10.9 million, or ($1.86) per share, for 2021.

Non-GAAP net loss for 2022 was $14.7 million, or ($0.73) per share, compared with a net loss of $12.8 million, or ($2.19) per share, in 2021. Adjusted EBITDA for 2022 was a negative $13.7 million, compared with a negative $8.8 million for 2021.

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Business Outlook

The Company expects total net revenue for the first quarter of 2023 to be in the range of $4.7 million to $5.0 million.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today, March 22, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Date: Wednesday, March 22, 2023

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Passcode: 780298

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at www.perasoinc.com. A replay of the conference call will also be available through March 29, 2023, and can be accessed by calling 1-877-481-4010, and using passcode 47853. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, business combination transaction costs, and the change in fair value of warrant liability. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) attributable to common stockholders and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, business combination transaction costs and the change in fair value of warrant liability. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated March 22 , 2023, that the Company filed with the Securities and Exchange Commission.

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Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2023 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	our ability to raise additional capital to fund our operations;
•	annual expense savings expected from the Company’s cost reduction initiatives;
•	the timing of customer orders and product shipments;
•

risks related to the COVID-19 pandemic that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;

•	inflationary risks;
•	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;
•	lengthy sales cycle;
•	ability to enhance our existing proprietary technologies and develop new technologies;
•	achieving additional design wins for our products through the acceptance and adoption of our technology by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of our products;
•	reliance on our manufacturing partners to assist successfully with the fabrication of our and production of our products;
•	availability of quantities of our products supplied by our manufacturing partners at a competitive cost;
•

level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;

•	vigor and growth of markets served by our customers and our operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high performance 5G mmWave wireless technology, offering chipsets, antenna modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. In addition, Peraso’s solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

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Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070| 949-224-3874

E: sheltonir@sheltongroup.com

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PERASO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net Revenue
Product	$3,815	$1,890	$14,199	$4,906
Royalty and other	72	(27)	669	773
Total net revenue	3,887	1,863	14,868	5,679

Cost of Net Revenue	2,168	1,297	8,915	3,270

Gross Profit	1,719	566	5,953	2,409

Operating Expenses
Research and development	4,130	3,096	19,768	11,471
Selling, general and administrative	2,172	2,164	11,108	7,016
Gain on license and asset sale	-	-	(2,557)	-
Impairment of goodwill	9,946	-	9,946	-
Total operating expenses	16,248	5,260	38,265	18,487

Loss from operations	(14,529)	(4,694)	(32,312)	(16,078)

Other income (expense), net	(64)	7,190	(86)	5,167
Net income (loss)	$(14,593)	$2,496	$(32,398)	$(10,911)

Net income (loss) per share
Basic	$(0.71)	$0.32	$(1.61)	$(1.86)
Diluted	$(0.71)	$0.28	$(1.61)	$(1.86)

Shares used in computing net income (loss) per share
Basic	20,534	7,735	20,100	5,869
Diluted	20,534	9,035	20,100	5,869

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PERASO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,
	2022	2021

Assets
Current assets:
Cash, cash equivalents and investments	$2,906	$15,160
Accounts receivable, net	3,244	2,436
Inventories	5,348	3,824
Tax credits and receivables	41	1,099
Deferred cost of net revenue	600	-
Prepaid expenses and other	574	1,159
Total current assets	12,713	23,678

Long-term investments	-	2,928
Property and equipment, net	2,225	2,349
Intangible assets, net	6,278	8,355
Goodwill	-	9,946
Right-of-use lease assets	1,147	617
Other	123	78
Total assets	$22,486	$47,951

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,844	$1,937
Deferred revenue	332	375
Short-term lease liabilities	687	379
Accrued expenses and other	1,817	2,903
Total current liabilities	4,680	5,594

Lease liabilities	470	288
Warrant liability	2,079	-
Total liabilities	7,229	5,882

Stockholders' equity	15,257	42,069

Total liabilities and stockholders’ equity	$22,486	$47,951

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PERASO INC.
Reconciliation of GAAP to Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

GAAP net income (loss)	$(14,593)	$2,496	$(32,398)	$(10,911)
Stock-based compensation expense
- Research and development	767	630	3,342	2,782
- Selling, general and administrative	606	382	2,388	1,691
Total stock-based compensation expense	1,373	1,012	5,730	4,473

Amortization of intangibles (1)
- Cost of net revenue	358	-	1,432	-
- Research and development	-	86	-	86
- Selling, general and administrative	160	-	639	-
Total amortization of intangible assets	518	86	2,071	86

Impairment of goodwill	9,946	-	9,946	-
Business combination transaction costs (2)	-	491	-	1,628
Change in fair value of warrant liability	(19)	(7,989)	(19)	(8,102)

Non-GAAP net loss	$(2,775)	$(3,904)	$(14,670)	$(12,826)

GAAP net income (loss) per share	$(0.71)	$0.32	$(1.61)	$(1.86)
Reconciling items
- Stock-based compensation expense	0.07	0.13	0.29	0.76
- Amortization of intangible assets (1)	0.03	0.01	0.10	0.01
- Impairment of goodwill	0.48	-	0.49	-
- Business combination transaction costs (2)	-	0.06	-	0.28
- Change in fair value of warrant liability	-	(1.03)	-	(1.38)

Non-GAAP net loss per share	$(0.13)	$(0.51)	$(0.73)	$(2.19)

Shares used in computing non-GAAP net loss per share
Basic	20,534	7,735	20,100	5,869
Diluted	20,534	7,735	20,100	5,869

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PERASO INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(In thousands, except percentages; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022		December 31, 2022

GAAP gross profit	$1,719	44.2%	$5,953	40.0%
Reconciling items:
- Amortization of intangibles	358	9.2%	1,432	9.6%

Non-GAAP gross profit	$2,077	53.4%	$7,385	49.7%

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PERASO INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Reconciliation of GAAP income (loss) and adjusted EBITDA
GAAP net income (loss)	$(14,593)	$2,496	$(32,398)	$(10,911)
Stock-based compensation expense
- Research and development	767	630	3,342	2,782
- Selling, general and administrative	606	382	2,388	1,691
Stock-based compensation expense	1,373	1,012	5,730	4,473

Amortization of intangibles (1)	518	86	2,071	86
Impairment of goodwill	9,946	-	9,946	-
Business combination transaction costs (2)	-	491	-	1,628
Change in fair value of warrant liability	(19)	(7,989)	(19)	(8,102)

Non-GAAP net loss	(2,775)	(3,904)	(14,670)	(12,826)
EBITDA adjustments:
Depreciation and amortization	250	246	986	1,029
Interest expense (3)	5	809	16	2,979

Adjusted EBITDA	$(2,520)	$(2,849)	$(13,668)	$(8,818)

(1)	Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.
(2)	Business combination transaction costs are included in selling, general and administrative expenses.
(3)	Includes amortization of debt discount.

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